Exhibit 10.1

February 27, 2020

Scott Lamb

Subject: Retirement & Separation Agreement

Dear Scott,
As discussed and mutually agreed, your employment with ICU Medical, Inc. (the “Company”) will end on 4/3/20 (the “Separation Date”). On your Separation Date, you shall be entitled to terms summarized in this letter (this “Agreement”) upon satisfaction of the obligations set forth in this Agreement and conditioned upon signing the release agreement at the time of separation and adhering to the terms and conditions in such release agreement:

•	Salary. Your final paycheck will include all salary earned through your Separation Date.

•
Management Incentive Plan; Severance Plan. You will not be entitled to any payment under the 2020 Management Incentive Plan, and you will not be eligible for any severance payments and/or benefits under the Company’s Severance Plan.

•	Separation Agreement. In order to be eligible for the payments and benefits described below, you must remain employed in good standing through your Separation Date.

•
Continuation of Health Insurance. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits following the Separation Date regardless of whether you sign the Agreement. However, if you sign the Agreement and timely elect continued coverage under COBRA, the Company will pay your medical premiums for six (6) calendar months after your Separation Date, provided you do not become eligible for health care coverage through another employer during this period. Regardless of whether you sign the Agreement, you will receive a separate notice after your Separation Date regarding your rights and obligations regarding continued coverage under COBRA.

•	Acceleration of unvested equity. All of your outstanding Company equity awards will fully vest on your Separation Date, subject to your continued service through such date.

•
Continuation of Exercise of Options. All of your vested Company option awards will continued to be exercisable through the maximum term of the option (which, for the most recent option, will expire in February 2025).

Please note this letter is not intended to, nor does it guarantee continued employment with the Company.

Sincerely,
Yours sincerely,
/s/ Vivek Jain
Vivek Jain
CEO
ICU Medical, Inc.

I acknowledge and accept the terms and conditions.

Signed: /s/ Scott Lamb    Date: February 27, 2020
Scott Lamb